Exhibit 99.2
                             NON-CASH ELECTION FORM

         TO ACCOMPANY ALL CERTIFICATE(S) FOR SHARES OF COMMON STOCK OF
                                 BRUNO'S, INC.
                 IN THE EVENT A HOLDER ELECTS TO RETAIN ALL OR
                 A PORTION OF HIS SHARES IN CONNECTION WITH THE
                     MERGER OF CRIMSON ACQUISITION CORP., A
                    SUBSIDIARY OF CRIMSON ASSOCIATES, L.P.,
                           A PARTNERSHIP ORGANIZED BY
                         KOHLBERG KRAVIS ROBERTS & CO.,
                                 WITH AND INTO
                                 BRUNO'S, INC.

    This Form is to accompany all of a holder's certificates for shares of common stock, par value $.01 per share ("Bruno's Common Stock"), of Bruno's, Inc. ("Bruno's" or the "Company") if this Form is submitted pursuant to an election (a "Non-Cash Election") to retain shares of Bruno's Common Stock ("Non-Cash Election Shares") in connection with the proposed merger (the "Merger") of Crimson Acquisition Corp., as of the date hereof a wholly-owned subsidiary of Crimson Associates, L.P., which is a partnership organized by Kohlberg Kravis Roberts & Co., with and into Bruno's. HOLDERS OF BRUNO'S COMMON STOCK WHO DO NOT WISH TO MAKE A NON-CASH ELECTION (ANY SUCH HOLDER, A "NON-ELECTING HOLDER") NEED NOT SUBMIT THIS FORM OR ANY CERTIFICATES AT THIS TIME. Each share of Bruno's Common Stock owned by any such Non-Electing Holder will automatically, subject to proration as described in the Proxy Statement (as defined below), be converted into the right to receive an amount equal to $12.00 in cash from Bruno's following the Merger.

            To: Chemical Mellon Shareholder Services, Exchange Agent
                      Attention: Reorganization Department
                                 (800) 684-8842

             By mail:                     By Overnight Courier:                      By hand:
   Chemical Mellon Shareholder         Chemical Mellon Shareholder         Chemical Mellon Shareholder
             Services                            Services                            Services
    Reorganization Department           Reorganization Department           Reorganization Department
            PO Box 817                      85 Challenger Road                     120 Broadway
         Midtown Station                Ridgefield Park, NJ 07660                   13th Floor
        New York, NY 10018                                                      New York, NY 10271

                   By Facsimile:                  Confirm by telephone to:
          (For Eligible Institutions Only)
                   (201)-296-4293                      (201)-296-4209

Delivery of this Form to an address, or transmission of instructions via a telecopy facsimile number, other than as set forth above, does not constitute a valid delivery.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

    If you are electing to retain all or a portion of your shares, you must properly fill in the information requested in this box and return all your certificates with this Form, even if you are electing to retain only a portion of your shares. See Instruction 4.

BOX I

                                                      TOTAL NUMBER OF SHARES HELD
   NAME AND ADDRESS OF REGISTERED HOLDER*        (ATTACH ADDITIONAL LIST IF NECESSARY)
                                                                         TOTAL NUMBER
                                                                          OF SHARES             NUMBER OF
                                                   CERTIFICATE          REPRESENTED BY            SHARES
                                                    NUMBER***           CERTIFICATE(S)       TO BE RETAINED**
                                               Total Common Shares

    * Only certificates registered in a single form may be deposited with this Form of Election. If certificates are registered in different forms (e.g., John R. Doe and J.R. Doe), it will be necessary to fill in, sign and submit as many separate Forms of Election as there are different registrations of certificates.
   ** UNLESS OTHERWISE INDICATED IN THIS BOX, IT WILL BE ASSUMED THAT ALL SHARES SUBMITTED ARE TO BE TREATED AS
      HAVING MADE AN ELECTION TO RETAIN SUCH SHARES. Remaining shares represented by such certificates will be converted into cash, subject to proration.
  *** In the event of proration, a holder may be required to receive some cash and thus may choose to indicate in the space following this sentence the number(s) of the certificate(s) deemed to represent any shares of
      Bruno's Common Stock converted into cash. Certificate No(s): ____________________________________________.
      HOLDERS ARE NOT REQUIRED TO SO IDENTIFY CERTIFICATE NUMBERS IN THIS SPACE. IN THE EVENT OF PRORATION,
      SHARES WILL BE CONVERTED TO CASH FROM STOCK CERTIFICATES IN THE ORDER IN WHICH THEY HAVE BEEN LISTED.
      THERE CAN BE NO ASSURANCE THAT ANY IDENTIFICATION OF SHARE CERTIFICATE(S) WILL BE RECOGNIZED BY ANY
      GOVERNMENTAL AGENCY OR THIRD PARTY. IN ADDITION, NO SUCH CERTIFICATE IDENTIFICATION WILL OPERATE TO ALTER
      THE APPLICATION OF THE PRORATION PROCEDURES IN THE MERGER.

Ladies and Gentlemen:

    In connection with the merger (the "Merger") of Crimson Acquisition Corp., as of the date hereof a wholly-owned subsidiary of Crimson Associates, L.P., which is a partnership organized by Kohlberg Kravis Roberts & Co., with and into Bruno's, Inc. ("Bruno's" or the "Company"), the undersigned hereby submits the certificate(s) for shares of common stock, par value $.01 per share, of Bruno's ("Bruno's Common Stock") listed above (which represent all the shares of Bruno's Common Stock owned by such holder) and elects, subject as set forth below, to have all or a portion of the shares of Bruno's Common Stock represented by such certificates as set forth above converted into the right to retain shares of Bruno's Common Stock following the Merger ("Non-Cash Election Shares").

    It is understood that the following election is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement, dated July 17, 1995, relating to the Merger (including all documents incorporated therein, and as it may be amended or supplemented from time to time, the "Proxy Statement"), receipt of which is acknowledged by the undersigned, (ii) the terms of the Agreement and Plan of Merger, dated as of April 20, 1995, and as amended as of May 18, 1995 (as the same may be amended from time to time, the "Merger Agreement"), a conformed copy of which appears as Annex I to the Proxy Statement, and (iii) the accompanying Instructions.

    The undersigned authorizes and instructs you, as Exchange Agent, to deliver such certificates of Bruno's Common Stock to the Company and to receive on behalf of the undersigned, in exchange for the shares of Bruno's Common Stock represented thereby, any certificate for Non-Cash Election Shares or any check for cash issuable in the Merger pursuant to the Merger Agreement. If certificates of Bruno's Common Stock are not delivered herewith, there is furnished below a guarantee of delivery of such certificates representing shares of Bruno's Common Stock from a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States.

    Unless otherwise indicated under Special Payment Instructions below, please issue any certificate for Non-Cash Election Shares and/or any check issuable in exchange for the shares of Bruno's Common Stock represented by the certificates submitted hereby in the name of the registered holder(s) of such Bruno's Common Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any certificate for shares of Bruno's Common Stock and/or any check for cash issuable in exchange for the shares of Bruno's Common Stock represented by the certificates submitted hereby to the registered holder(s) of the Bruno's Common Stock at the address or addresses shown above.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

BOX II                                              BOX III

    SPECIAL PAYMENT INSTRUCTIONS                       SPECIAL DELIVERY INSTRUCTIONS
  (SEE INSTRUCTIONS D(6) AND D(7))                       (SEE INSTRUCTION D(8))


    To be completed ONLY if the certificates for         To be completed ONLY if the certificates for
Non-Cash Election Shares are to be registered in    Non-Cash Election Shares are to be registered in
the name of, or the checks are to be made payable   the name of, or the checks are to be made payable
to, someone other than the registered holder(s) of  to, the registered holder(s) of shares of Bruno's
shares of Bruno's Common Stock.                     Common Stock, but are to be sent to someone other
                                                    than the registered holder(s) or to an address other
                                                    than the address of the registered holder(s) set forth
                                                    above.
Name..............................................
                (PLEASE PRINT)

 ..................................................  Name..............................................
                (PLEASE PRINT)                                      (PLEASE PRINT)

Address...........................................  ..................................................
                                                                    (PLEASE PRINT)
 ..................................................
              (INCLUDING ZIP CODE)                  Address...........................................

 .................................................  ..................................................
             (TAX IDENTIFICATION OR                               (INCLUDING ZIP CODE)
             SOCIAL SECURITY NUMBER)

BOX IV

                    SIGN HERE AND HAVE SIGNATURES GUARANTEED
        (SEE INSTRUCTIONS D(1) AND D(7) CONCERNING SIGNATURE GUARANTEE)

 .....................................................   Name(s):......................................
                                                                        (PLEASE PRINT)

 .....................................................   Name(s):......................................
                                                                        (PLEASE PRINT)

 .....................................................   Name(s):......................................
              SIGNATURE(S) OF OWNER(S)                                  (PLEASE PRINT)

Must be signed by registered holder(s) exactly as
name(s) appear(s) on stock certificate(s) or by         ..............................................
person(s) authorized to become registered holder(s)          (AREA CODE AND TELEPHONE NUMBER(S))
by certificates and documents transmitted herewith.
If signature is by a trustee, executor, administrator,  ..............................................
guardian, officer of a corporation, attorney-in-fact
or any other person acting in a fiduciary capacity,     ..............................................
set forth full title in such capacity and see               (TAX IDENTIFICATION OR SOCIAL SECURITY
Instruction D(3).                                                         NUMBER(S))
SIGNATURE(S)
GUARANTEED:..........................................   DATED:...................................1995.
               (SEE INSTRUCTION D(7))

BOX V

                                          GUARANTEE OF DELIVERY
                     (TO BE USED ONLY IF CERTIFICATES ARE NOT SURRENDERED HEREWITH)*

The undersigned is:
                                                              ........................................
                                                                       (FIRM--PLEASE PRINT)
  . a member of a national securities exchange.
                                                              ........................................
  . a member of the National Association of Securities                 (AUTHORIZED SIGNATURE)
   Dealers, Inc., or
                                                              ........................................
  . a commercial bank or trust company in the United
   States;                                                    ........................................

and guarantees to deliver to the Exchange Agent the           ........................................
certificates for shares of Bruno's Common Stock to                          (ADDRESS)
which this Form relates, duly endorsed in blank or
otherwise in form acceptable for transfer on the books        ........................................
of Bruno's, no later than 5:00 P.M. New York City time              (AREA CODE AND TELEPHONE NUMBER)
on the fifth NASDAQ trading day after the date of
execution of this guarantee of delivery.                      ........................................
                                                                           (CONTACT NAME)

                                           (DO NOT WRITE IN SPACES BELOW)

                           SHARES CONVERTED INTO                               SHARES
   SHARES        SHARES           NON-CASH         CERTIFICATE                CONVERTED              AMOUNT OF
  SURRENDED     ACCEPTED      ELECTION-SHARES          NO.        BLOCK NO.   INTO CASH  CHECK NO.     CHECK




DELIVERY PREPARED BY............................. CHECKED BY................             DATE...................

                                  INSTRUCTIONS

A. SPECIAL CONDITIONS.

    1. TIME IN WHICH TO ELECT. To be effective, an election pursuant to the terms and conditions set forth herein (an "Election") on this Form or a facsimile hereof, accompanied by all of the holder's certificates representing shares of Bruno's Common Stock or a proper guarantee of delivery thereof, must be received by the Exchange Agent, at the address set forth above, no later than 5:00 P.M., New York City time, on August 17, 1995 (the "Election Date"). Holders of Bruno's Common Stock whose stock certificates are not immediately available may also make an effective Election by completing this form or facsimile hereof, having the Guarantee of Delivery box (BOX V) properly completed and duly executed (subject to the condition that the certificates for which delivery is thereby guaranteed are in fact delivered to the Exchange Agent, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Bruno's, no later than 5:00 P.M., New York City time, on the fifth NASDAQ trading day after the date of execution of such guarantee of delivery). Subject to proration as described in the Proxy Statement, each share of Bruno's Common Stock with respect to which the Exchange Agent shall have not received an effective Election prior to the Election Date, or with respect to which the Exchange Agent has received an effective election and to which the proration procedures set forth in the Proxy Statement pertain, outstanding at the Effective Time of the Merger will be converted into the right to receive an amount equal to $12.00 in cash from the Company following the Merger. See Instruction B.

    2. REVOCATION OF ELECTION. Any Election may be revoked by the person who submitted this Form to the Exchange Agent and the certificate(s) for shares withdrawn by written notice duly executed and received by the Exchange Agent prior to the Election Date. Such notice must specify the person in whose name the shares of Bruno's Common Stock to be withdrawn had been deposited, the number of shares to be withdrawn, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) representing the shares to be withdrawn. If an Election is revoked, and the certificate(s) for shares withdrawn, the Bruno's Common Stock certificate(s) submitted therewith will be promptly returned by the Exchange Agent to the person who submitted such certificate(s).

    3. TERMINATION OF RIGHT TO ELECT. If for any reason the Merger is not consummated or is abandoned, all Forms will be void and of no effect. Certificate(s) for Bruno's Common Stock previously received by the Exchange Agent will be returned promptly by the Exchange Agent to the person who submitted such stock certificate(s).

B. ELECTION AND PRORATION PROCEDURES.

    A description of the election and proration procedures is set forth in the Proxy Statement under "THE MERGER--Non-Cash Election" and "THE MERGER--Non-Cash Election Procedure." A full statement of the election and proration procedures is contained in the Merger Agreement and all Elections are subject to compliance with such procedures. IN CONNECTION WITH MAKING ANY ELECTION, A HOLDER OF BRUNO'S COMMON STOCK SHOULD READ CAREFULLY, AMONG OTHER MATTERS, THE AFORESAID DESCRIPTION AND STATEMENT AND THE INFORMATION CONTAINED IN THE PROXY STATEMENT UNDER "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES." SEE ALSO "RISK FACTORS--NON-CASH ELECTION AND PRORATION INTO CASH--POSSIBLE DIVIDEND TREATMENT" IN THE PROXY STATEMENT FOR A DISCUSSION OF THE POSSIBILITY THAT THE RECEIPT OF CASH AS A RESULT OF PRORATION BY A HOLDER WHO HAS MADE A NON-CASH ELECTION MAY BE TREATED AS A DIVIDEND AS OPPOSED TO A CAPITAL GAIN.

    AS A RESULT OF THE PRORATION PROCEDURES, HOLDERS OF BRUNO'S COMMON STOCK MAY RECEIVE NON-CASH ELECTION SHARES OR CASH IN AMOUNTS WHICH VARY FROM THE AMOUNTS SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE NUMBER OF NON-CASH ELECTION SHARES OR THE AMOUNT OF CASH ALLOCATED TO THEM PURSUANT TO SUCH PROCEDURES.

C. RECEIPT OF NON-CASH ELECTION SHARES OR CHECKS.

    As soon as practicable after the Effective Time of the Merger and after the Election Date, the Exchange Agent will mail certificate(s) for Non-Cash Election Shares and/or cash payments by check to the holders of Bruno's Common Stock with respect to each share of Bruno's Common Stock which is included in any effective Election. Subject to proration as described in the Proxy Statement, holders of Bruno's Common Stock who declined to make an Election, or failed to make an effective Election, with respect to any or all of their shares will receive, for each such share, the right to receive an amount equal to $12.00 in cash as soon as practicable after the certificate(s) representing such share or shares have been submitted.

    No fractional shares will be issued in connection with the Merger. In lieu thereof, the Exchange Agent, as agent for the holders of Bruno's Common Stock who become entitled to a fraction of a Non-Cash Election Share, shall promptly sell the aggregate of the fractional share interests of such holders and remit the net proceeds thereof (after commissions, costs and expenses incurred in connection with such sale) to such holders according to their respective interests therein.

D. GENERAL.

    1. Execution and Delivery. This Form or a facsimile hereof must be properly filled in, dated and signed in BOX IV, and must be delivered (together with all stock certificates representing the shares of Bruno's Common Stock held by such holder or with a duly signed guarantee of delivery of such certificates) to the Exchange Agent at any of the addresses set forth above.

    THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER, BUT IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

    2. Inadequate Space. If there is insufficient space on this Form to list all your stock certificates, please attach a separate list.

    3. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Form should correspond exactly with the name(s) as written on the face of the certificate(s) submitted unless the shares of Bruno's Common Stock described on this Form have been assigned by the registered holder(s), in which event this Form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

    If this Form is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates.

    If this Form or any stock certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Form.

    4. Partial Exchanges. If fewer than all the shares represented by any certificate delivered to the Exchange Agent are to be retained, fill in the number of shares which are elected to be retained in the box entitled "Number of Shares To be Retained". In such case, the Exchange Agent will hold such certificate and, as soon as practicable after the Effective Time of the Merger, the registered holder will receive a check representing the amount of cash into which the remaining shares represented by such certificate are converted. ALL SHARES REPRESENTED BY CERTIFICATES SUBMITTED HEREUNDER WILL BE DEEMED TO HAVE BEEN ELECTED TO BE RETAINED UNLESS OTHERWISE INDICATED.

    5. Lost or Destroyed Certificates. If your stock certificate(s) has been either lost or destroyed, please make note of this fact on the front of this Form opposite your name and address and the appropriate forms for replacement will be sent to you. You will then be instructed as to the steps you must take in order to receive a stock certificate(s) representing Non-Cash Election Shares and/or any checks in accordance with the Merger Agreement.

    6. New Certificates and Checks in Same Name. If any stock certificate(s) representing Non-Cash Election Shares or any check(s) in respect of Non-Cash Election Shares are to be registered in, or payable to the order of, exactly the same name(s) that appears on the certificate(s) representing shares of Bruno's Common Stock submitted with this Form, no endorsement of certificate(s) or separate stock power(s) are required.

    7. New Certificates and Checks in Different Name. If any stock certificate(s) representing Non-Cash Election Shares or any check(s) in respect of Non-Cash Election Shares are to be registered in, or payable to the order of, other than exactly the name that appears on the certificate(s) representing shares of Bruno's Common Stock submitted for exchange herewith, such exchange shall not be made by the Exchange Agent unless the certificates submitted are endorsed, BOX II is completed, and the signature is guaranteed in BOX IV by a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank (not a savings bank or a savings & loan association) or trust company in the United States.

    8. Special Delivery Instructions. If the checks are to be payable to the order of, or the certificates for Non-Cash Election Shares are to be registered in, the name of the registered holder(s) of shares of Bruno's Common Stock, but are to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holder, it will be necessary to indicate such person or address in BOX III.

    9. Miscellaneous. A single check and/or a single stock certificate representing Non-Cash Election Shares will be issued.

    All questions with respect to this Form and the Elections (including, without limitation, questions relating to the timeliness or effectiveness of revocation or any Election and computations as to proration) will be determined by Bruno's and Crimson Associates, L.P., which determination shall be conclusive and binding.

    10. Backup Federal Income Tax Withholding and Substitute Form W-9. Under the "backup withholding" provisions of Federal income tax law, the Exchange Agent may be required to withhold 31% of the amount of any payments made to holders of Bruno's Common Stock pursuant to the Merger. To prevent backup withholding, each holder should complete and sign the Substitute Form W-9 included in this Form and either: (a) provide the correct taxpayer identification number ("TIN") and certify, under penalties of perjury, that the TIN provided is correct (or that such holder is awaiting a TIN), and that (i) the holder has not been notified by the Internal Revenue Service ("IRS") that the holder is subject to backup withholding as a result of failure to report all interest or dividends, or (ii) the IRS has notified the holder that the holder is no longer subject to back withholding; or (b) provide an adequate basis for exemption. If the box in Part 2 of the substitute Form W-9 is checked, the Exchange Agent shall retain 31% of cash payments made to a holder during the sixty (60) day period following the date of the Substitute Form W-9. If the holder furnishes the Exchange Agent with his or her TIN within sixty (60) days of the date of the Substitute Form W-9, the Exchange Agent shall remit such amounts retained during the sixty (60) day period to the holder and no further amounts shall be retained or withheld from payments made to the holder thereafter. If, however, the holder has not provided the Exchange Agent with his or her TIN within such sixty (60) day period, the Exchange Agent shall remit such previously retained amounts to the IRS as backup withholding and shall withhold 31% of all payments to-the holder thereafter until the holder furnishes a TIN to the Exchange Agent. In general, if a holder is an individual, the TIN is the Social Security number of such individual. If the certificates for Bruno's Common Stock are registered in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the Exchange Agent is not provided with the correct TIN or an adequate basis for exemption, the holder may be subject to a $50 penalty imposed by the IRS and backup withholding at a rate of 31%. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such holder must submit a statement (generally, IRS Form W-8), signed under penalties of perjury, attesting to that individual's exempt status. A form for such statements can be obtained from the Exchange Agent.

    For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if Stock is held in more than one name), consult the Guideline of the IRS for Certification of Taxpayer Identification Number on Substitute Form W-9.

    Failure to complete the Substitute Form W-9 will not, by itself, cause Bruno's Common Stock to be deemed invalidly tendered, but may require the Exchange Agent to withhold 31% of the amount of any payments made pursuant to the Merger. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

    Additional copies of this Form may be obtained from Chemical Mellon Shareholder Services (whose telephone number is (800) 684-8842).

                           PAYER'S NAME: CHEMICAL MELLON SHAREHOLDER SERVICES


  SUBSTITUTE                    Part 1--PLEASE PROVIDE YOUR TIN                       Social Security Number
                                IN THE BOX AT THE RIGHT AND
                                CERTIFY BY SIGNING AND DATING                   OR__________________________________
  FORM W-9                      BELOW.                                             Employer Identification Number



  Department of the Treasury    Part 2--Please check the box at the right if you have applied for, and are awaiting receipt of,
  Internal Revenue Service      your TIN. / /


  PAYER'S REQUEST FOR TAXPAYER
  IDENTIFICATION NUMBER (TIN)

  Certification--under penalties of perjury, I certify that:

  (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

  (2) I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

  CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see Certification under Specific Instructions in the enclosed Guidelines.)


  SIGNATURE ________________________________________________ DATE __________________________ , 1995

   IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9, YOU MUST SIGN AND DATE THE FOLLOWING CERTIFICATION:

         CERTIFICATION OF PAYEE AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify, under penalties of perjury, that a Taxpayer Identification Number has not been issued to me, and that I mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate IRS Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a Taxpayer Identification Number to the payer, 31 percent of all payments made to me pursuant to this Merger shall be retained until I provide a Tax Identification Number to the payer and that, if I do not provide my Taxpayer Identification Number within sixty (60) days, such retained amounts shall be remitted to the IRS as backup withholding and 31 percent of all reportable payments made to me thereafter will be withheld and remitted to the IRS until I provide a Taxpayer Identification Number.


  SIGNATURE ___________________________________________________ DATE __________________________

  NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
        WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE ELECTION, PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.